Exhibit 10.17
AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT

ARYA Sciences Acquisition Corp IV
51 Astor Place, 10th Floor
New York, New York 10002

Ladies and Gentlemen:

This amendment (this “Amendment”) to the Subscription Agreement (the “Subscription Agreement”), dated February 13, 2024, by and between Aja Holdco, Inc., a Delaware corporation (“ListCo”), ARYA Sciences Acquisition Corp IV, a Cayman Islands exempted company (“ARYA”), and the undersigned subscriber (the “Investor”) is made pursuant to Section 11 (g) thereof. Capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement.

1. Company Convertible Notes. The parties to this Amendment hereby agree to amend the definition of “Company Convertible Notes” in the Subscription Agreement so that it includes the May Convertible Promissory Note (as defined below) and may also include any additional Convertible Promissory Notes that the Company may issue to the Investor prior to the Closing Date to fund ongoing working capital requirements of the Company and that the Investor may elect prior to the Closing Date, by notice to the Company, ARYA and ListCo, to subject to its Subscription Agreement (such additional Convertible Promissory Notes issued by the Company to the Investor, the “Additional Convertible Notes”). After giving effect to this Amendment, the definition of “Company Convertible Notes” in the Subscription Agreement shall include (a) the Convertible Promissory Notes, dated April 4, 2023, June 30, 2023, July 31, 2023, August 31, 2023, September 29, 2023, and October 26, 2023, each issued by the Company to the Investor, (b) the Convertible Promissory Notes, dated November 28, 2023, December 13, 2023, December 28, 2023 and January 29, 2024, (c) the Convertible Note, dated May 21, 2024, each issued by the Company to the Investor (the “May Convertible Promissory Note”), and (d) any Additional Convertible Notes, subject to the election of the Investor, as described in the foregoing.

2. Sponsor Promote Allocation Shares. The parties to this Amendment hereby also agree to increase the number of Sponsor Promote Allocation Shares from 690,458 to 757,124 in connection with the addition of the May Convertible Promissory Note to the definition of Company Convertible Notes, as described in the foregoing. Such increase in the number of Sponsor Promote Allocation Shares reflects an additional issuance to the Investor of 0.022222 Sponsor Promote Allocation Shares for each U.S. Dollar of funds loaned under the May Convertible Promissory Note by the Investor to the Company (such rate, the “Signing Incentive Share Issuance Rate”). Any Additional Convertible Note that the Investor elects to subject to this Subscription Agreement will result in the issuance of additional Sponsor Promote Allocation Shares to the Investor at the Signing Incentive Share Issuance Rate on the Closing Date based on the funds loaned by the Investor to the Company under any Additional Convertible Notes subject to this Subscription Agreement. For the avoidance of doubt, the May Convertible Promissory Note and any Additional Convertible Notes that the Investor subjects to this Subscription Agreement will also, mutatis mutandis, by operation of the different provisions of the Subscription Agreement as amended hereby, result in the issuance of additional PIPE Securities pursuant to the formulas described on the signature page of the Subscription Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Amendment to be executed by its duly authorized representative as of the date set forth below.

PERCEPTIVE LIFE SCIENCES MASTER FUND LTD		Date: June 24, 2024

By:	/s/ Michael Altman
Name:	Michael Altman
Title:	Authorized Signatory

IN WITNESS WHEREOF, ListCo and ARYA have accepted this Subscription Agreement as of the date set forth below.

AJA HOLDCO, INC.

By:	/s/ Adam Stone
Name:	Adam Stone
Title:	Chief Executive Officer

ARYA SCIENCES ACQUISITION CORP IV

By:	/s/ Michael Altman
Name:	Michael Altman
Title:	Chief Financial Officer

Date: June 24, 2024